Exhibit 24

ACCRETIVE HEALTH, INC.

POWER OF ATTORNEY

Each director of Accretive Health, Inc. (the “Company”) whose signature appears below, hereby names, constitutes and appoints each of Peter Csapo, Daniel A. Zaccardo and Howard Norber, signing singly and each acting individually, as his true and lawful attorney-in-fact to:

(i) execute for and on behalf of the undersigned, in each of the undersigned’s capacity as a director of Accretive Health, Inc. (the “Company”), Forms 3, 4 and 5 accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (the “Exchange Act”) and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to file such reports electronically;

(ii) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any of the foregoing documents, complete and execute any amendment or amendments thereto, and file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority, including without limitation the filing of a Form ID or any other application materials to enable the undersigned to gain or maintain access to the Electronic Data Gathering, Analysis and Retrieval system of the SEC;

(iii) seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorize any such person to release any such information to such attorney-in-fact and approve and ratify any such release of information; and

(iv) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned each acknowledge that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act. The Company will use all reasonable efforts to apprise the undersigned of applicable filing requirements for Section 16 purposes.

This Power of Attorney shall remain in full force and effect until the undersigned are no longer required to file Forms 3, 4 and 5 with respect the undersigned's holdings and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of February 16, 2016.

Signature	Title	Date

/s/ Neal Moszkowski Neal Moszkowski	Director	February 16, 2016
/s/ Ian Sacks ______ Ian Sacks	Director	February 16, 2016
/s/ John B. Henneman, III John B. Henneman, III	Director	February 16, 2016